Exhibit 1

Disclaimer - forward look statements

This presentation includes forward looking statements. Such information is not merely based on historical fact but also reflects management's objectives and expectations. The words "anticipate", "wish", "expect", "foresee", "intend", "plan", "predict", "forecast", "aim" and similar words, written and/or spoken, are intended to identify affirmations which, necessarily, involve known and unknown risks.

Known risks include uncertainties which include, but are not limited to price and product competition, market acceptance of products, the actions of competitors, regulatory approval, currency type and fluctuations, regularity in the sourcing of raw materials and in operations, among others. This presentation is based on events up to February 13, 2003 and Braskem is not liable to update the contents in the light of new information and/or future events.

Braskem takes no responsibility for transactions or investment decisions made on the basis of information contained in this presentation.

BRASKEM:  OVERVIEW


     -    OVERVIEW OF THE BRASKEM PROJECT;

     -    THERMOPLASTICS IN BRAZIL;

     -    PETROCHEMICAL INDUSTRY SITUATION;

     -    CASH FLOW AND DEBT REDUCTION.

BRASKEM'S COMMITMENT WITH THE MARKET:

Corporate Governance

     -    New Bylaws

     -    100% tag-along for all shareholders

     -    New Conduct Code

     -    Level 1 - Bovespa

     -    Disclosure Policy directed to the Market

     -    Stock Trading Policy

     -    Timetable of 2003 Events has already been set up

TENDER OFFER - NITROCARBONO

[GRAPHIC OMITTED]



BRASKEM:  181 DAYS LATER

     -    Braskem:  fully integrated operations;

     -    Nitrocarbono's tender offer of common stocks;

     -    Merger of OPP expected to take place by the end of the first quarter;

     -    Trikem/Polialden:  studies are in course.

"The leading petrochemical company in Latin America"

"13 modern and competitive plants"

"Assets with a replacement value of ~US$ 4.5 billion, excluding investments in Copesul and Politeno."

PVC = PVC;
cloro-soda = chlor-alkali;
PEAD/PEBDL = HDPE/LLDPE;
CENTRAL PETROQUIMICA = PETROCHEMICAL CRACKER;
CAPROLACTAMA = CAPROLACTAM;
TERMINAL DE ARATU = ARATU PORT TERMINAL;
CENTRAL PETROQUIMICA = PETROCHEMICAL CRACKER;
PEBD = LDPE;
PEAD = HDPE;
PP = PP.

BRASKEM - A "CATALYST" IN THE PETROCHEMICAL SECTOR:


                                    BRASKEM
                 A World Class Brazilian Petrochemical Company


o The creation of Braskem reiterates the advantages to the Brazilian petrochemical sector of an integrated business model, with competitive scale;

o Braskem established a new strategic dynamics in the sector, intensifying competition in the domestic market, which will benefit customers in the petrochemical chain;

o The Braskem project has brought forth the need for greater investments in output expansion, quality and productivity, which will also contribute to boost competitiveness of Brazilian petrochemical products both domestically and abroad.



BRASKEM - AN ATTRACTIVE MARKET FOR ITS CORE BUSINESS:

                               [GRAPHIC OMITTED]

THERMOPLASTICS IN BRAZIL - Elasticity has remained high:

                          Annual growth rate - Brazil
                              (1990 through 2002)

[GRAPHIC OMITTED)


THERMOPLASTICS IN BRAZIL - Potential growth:

                    Per Capita Consumption of Thermoplastics

[GRAPHIC OMITTED]

BRASKEM - NET DEBT REDUCTION (2001/2002):

[GRAPHIC OMITTED]


                               REDUCTION FACTORS

     -    Strong Cash Generation in 2002;

     -    Efficiency in the working capital management efficiency;

     -    Synergies stemming from the integration process.


BRASKEM - SHORT-TERM DEBT REDUCTION (SET - DEC/02):

[GRAPHIC OMITTED)

BRASKEM:  AN EXCELLENT INVESTMENT OPPORTUNITY!

     -    Leading thermoplastics producer in Latin America

     -    Integrated operations enable synergies to be captured

     - Consolidated businesses and superior margins, with adjustment of capital structure already under way;

     - Bovespa's Level 1 corporate governance classification; will qualify for Level 2 in 2 years

     -    Adoption of 100% "tag along" rights for all shareholders

     -    High potential for creation of shareholder value